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                                                                   EXHIBIT 21.1


                        SUBSIDIARIES OF BEC GROUP, INC.


SUBSIDIARY                                                JURISDICTION OF
----------                                                 INCORPORATION
                                                           -------------

The following are direct
subsidiaries of BEC Group, Inc.:

Bolle Inc.                                                 Delaware
Bolle America, Inc.                                        Delaware
ORC Management Corporation                                 Delaware
ORC Technologies, Inc.                                     Delaware


The following are indirect
subsidiaries
of BEC Group, Inc.:

Optical Radiation Foreign Sales Corporation                U.S. Virgin Islands
ORC Caribe                                                 California

The following are indirect
subsidiaries
of BEC Group, Inc., which are included
in Bolle

Bolle Diffusion SARL                                       France
Tavister Ltd.                                              United Kingdom
Bolle International S.A.                                   France
Bolle Production SARL                                      France
Bolle Nederland B.V.                                       Netherlands
Holding B.F.  SA                                           France
Bolle Protection SARL                                      France
Bolle Sunglasses Limited                                   England
Etablissements Bolle, S.N.C.                               France
RM Plastiques SARL                                         France
Bolle Canada, Inc.                                         Ontario
Real Bolle Brazil                                          Brazil